Exhibit 10.2

FORM OF NOTICE OF STOCK OPTION GRANT

[address of grantee]

You have been granted an option to purchase common stock of Cancer Genetics, Inc., a Delaware corporation (the “Company”), as follows:

Board Approval Date:	[ ]

Date of Grant (Later of Board Approval Date or Commencement of Employment/Consulting Relationship):	[ ]

Per Share Exercise Price:	$[ ]

Total Number of Shares Granted:	[ ]

Total Exercise Price:	$[ ]

Type of Option:	[ ] Incentive Stock Options

[ ] - Nonstatutory Stock Options

Expiration Date:	[ ]

Vesting Commencement Date:	[ ]

Vesting/Exercise Schedule:	So long as your employment or consulting relationship with the Company continues, the Shares underlying this Option shall vest and become exercisable in accordance with the following schedule: Twenty Percent (20%) of the Shares subject to the Option shall vest and become exercisable on the Twelfth (12th) month anniversary of the Vesting Commencement Date and One Sixtieth (l/60th) of the total number of Shares subject to the Option shall vest and become exercisable each month anniversary thereafter.

Termination Period:	This Option may be exercised for thirty (30) days after termination of employment or consulting relationship except as set out in Section 5 of the Stock Option Agreement (but in no event later than the Expiration Date). Optionee is responsible for keeping track of these exercise periods following termination for any reason of his or her service relationship with the Company. The Company will not provide further notice of such periods.

Transferability:	This Option may not be transferred.

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Cancer Genetics, Inc. 2008 Stock Option Plan and the Stock Option Agreement, both of which are attached and made a part of this document.

In addition, you agree and acknowledge that your rights to any Shares underlying the Option will be earned only as you provide services to the Company over time, that the grant of the Option is not as consideration for services you rendered to the Company prior to your Vesting Commencement Date, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship in accordance with any applicable federal and state laws and any employment or consulting agreement, by and between the Company and the Optionee.

CANCER GENETICS, INC.

By:
[ ]		Name:	[ ]
		Title:	[ ]

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